Exhibit 5.2

[OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

November 22, 2011

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, CT 06053

Re: Stanley Black & Decker, Inc. 3.40% Notes due 2021

Ladies and Gentlemen:

We have acted as special counsel to Stanley Black & Decker, Inc., a Connecticut corporation (the “Company”), in connection with the Underwriting Agreement, dated November 17, 2011 (the “Underwriting Agreement”), among Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. (the “Underwriters”), The Black & Decker Corporation, a Maryland corporation (“Black & Decker”), and the Company, relating to the sale by the Company to the Underwriters of $400,000,000 aggregate principal amount of the Company’s 3.40% Notes due 2021 (the “Notes”) to be issued under the Indenture, dated as of November 1, 2002 (the “Initial Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”) to JPMorgan Chase Bank, as supplemented by the Second Supplemental Indenture, dated as of March 12, 2010 (the “Second Supplemental Indenture”), and the Fourth Supplemental Indenture, dated as of the date hereof (together with the Second Supplemental Indenture and the Initial Indenture, the “Indenture”), establishing the form and terms of the Notes. The Underwriting Agreement, the Indenture and the Note Certificate (as defined below) are referred to herein collectively as the “Transaction Documents.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the registration statement on Form S-3 (File No. 333-178017) of the Company relating to the Notes and other securities of the Company filed with

Stanley Black & Decker, Inc.

November 22, 2011

the Securities and Exchange Commission (the “Commission”) under the Securities Act on November 16, 2011, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the Underwriting Agreement;

(c) an executed copy of the Indenture, including Article XII thereof which includes the guarantee obligations of Black & Decker (the “Guarantee”); and

(d) the global certificate evidencing the Notes registered in the name of Cede & Co. (the “Note Certificate”) in the form delivered by the Company to the Trustee for authentication and delivery.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company and Black & Decker, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in our opinion below, the validity and binding effect thereof on such parties. We have also assumed that each of the Company and Black & Decker has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that each of the Company and Black & Decker has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Connecticut and the State of Maryland) in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents, other than the laws of the State of New York insofar as we express our opinion herein. We have also assumed that the terms of the Notes and the Guarantee

Stanley Black & Decker, Inc.

November 22, 2011

have been established so as not to, and that the execution and delivery by the Company and Black & Decker of the Transaction Documents and the performance by the Company and Black & Decker of their obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which any of the Company or Black & Decker or any of their properties are subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K), (ii) any law, rule, or regulation to which the Company or Black & Decker or any of their properties are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and Black & Decker and others and of public officials.

Our opinions set forth herein are limited to those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined-on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined-on Law or as to the effect of any such non-Opined-on Law on the opinions herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1) Assuming the Notes have been duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

(2) The Indenture, including the Guarantee set forth in Article XII thereof, is a valid and binding obligation of Black & Decker enforceable against Black & Decker in accordance with its terms.

Stanley Black & Decker, Inc.

November 22, 2011

The opinions set forth above are subject to the following further qualifications, assumptions and limitations:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(c) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, our opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality;

(d) we do not express any opinion with respect to the enforceability of Article XII of the Indenture to the extent that such section provides that the obligations of Black & Decker are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated; and

(e) we do not express any opinion with respect to the enforceability of the provisions contained in Article XII of the Indenture to the extent that such provisions limit the obligation of Black & Decker under the Indenture.

Donald Riccitelli, Corporate Counsel of the Company, and Miles & Stockbridge P.C., Maryland counsel to Black & Decker, may rely on this opinion, subject to the limitations and assumptions set forth in this opinion, as if it were addressed to them, in rendering their opinions dated the date hereof, which are to be filed herewith as Exhibit 5.1 and Exhibit 5.3, respectively, to the Company’s Current Report on Form 8-K.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Company’s Current Report on Form 8-K, dated the date hereof. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours, /s/ Skadden, Arps, Slate, Meagher & Flom LLP